UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2012

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33399	22-3543611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(Address of principal executive offices, zip code)

(678) 392-4954

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2012, Comverge, Inc. (“Comverge” or the “Company”) and certain of its subsidiaries entered into the Eighth Amendment to Loan and Security Agreement (the “SVB Amendment”) with Silicon Valley Bank (“SVB”). The SVB Amendment (i) consents to the merger of Peak Merger Corp. (“Peak” or “Purchaser”) with and into Comverge (the “Merger”), (ii) waives existing events of default under the Loan and Security Agreement dated November 7, 2008 (as amended, “SVB Loan Agreement”) by and among Comverge, certain of its subsidiaries and SVB and (iii) agrees to certain amendments to the SVB Loan Agreement. The amendments to the SVB Loan Agreement concern (i) removing the financial covenants from the SVB Loan Agreement, (ii) limiting the reporting requirements in the SVB Loan Agreement, (iii) requiring all outstanding letters of credit to be cash collateralized in the amount of 100% of the face amount of such letters of credit, (iv) limiting the borrowings that may be made under the SVB Loan Agreement to $32,000,000 in letters of credit, (v) extending the revolving loan maturity date until December 31, 2012, (vi) agreeing to cash collateralize cash management service obligations upon the termination of the SVB Loan Agreement and (vii) providing additional flexibility for operations by Comverge and its subsidiaries under certain representations and covenants set forth in the SVB Loan Agreement.

Also, on May 15, 2012, Comverge and certain of its subsidiaries entered into (i) the Modification to Loan and Security Agreement (the “Grace Bay Amendment”) with Grace Bay Holdings II, LLC (“Grace Bay”) and (ii) the Consent, Waiver and Amendment No. 2 to Note Purchase and Security Agreement (the “NPSA Amendment”) with the purchasers party thereto and Peak, as agent (in such capacity, the “Note Agent”) for the purchasers party from time to time to the Note Purchase and Security Agreement dated March 26, 2012 (the “NPSA”) by and among Comverge, certain of its subsidiaries, the purchasers from time to time party thereto and the Note Agent. The Grace Bay Amendment (which amends the Loan and Security Agreement dated November 5, 2010 (the “Grace Bay Loan Agreement”) by and among Comverge, certain of its subsidiaries and Grace Bay) and the NPSA Amendment concern (i) consenting to the Merger, (ii) waiving the existing events of default under the Grace Bay Loan Agreement and the NPSA, (iii) removing the financial covenants from the Grace Bay Loan Agreement and the NPSA, (iv) limiting the reporting requirements in the Grace Bay Loan Agreement and the NPSA and (v) providing additional flexibility for operations by Comverge and its subsidiaries under certain representations and covenants set forth in the Grace Bay Loan Agreement and the NPSA. In addition, the Grace Bay Amendment (i) provides for an additional term loan to be issued on May 15, 2012 in the amount of $44,082,908, (ii) waives the right to receive principal amortization payments based on Grace Bay previously exercising its amortization right under the Grace Bay Loan Agreement, (iii) removes Grace Bay’s amortization right under the Grace Bay Loan Agreement, (iv) removes the ability to convert the debt into equity and (v) removes the ability of Comverge to request subsequent notes under the Grace Bay Loan Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2012, in connection with the Merger effected pursuant to the Agreement and Plan of Merger, dated as of March 26, 2012 (the “Merger Agreement”), among Comverge, Peak Holding Corp., a Delaware corporation (“Parent”) and Peak (which is a wholly-owned subsidiary of Parent), the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove its common stock from listing on the NASDAQ Global Market and requested NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of common stock (“Shares”). The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the Company’s Shares on the NASDAQ Global Market was suspended as of the closing of trading on May 15, 2012.

Item 3.02. Unregistered Sales of Equity Securities.

On May 15, 2012, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option to purchase (the “Top-Up Option”), at a per share price equal to the Offer Price (as defined in Item 5.01 below), 69,310,020 newly issued shares of the Company’s common stock (the “Top-Up Shares”), in exchange for an amount in cash equal to the aggregate par value of the Top-Up Shares and an unsecured, non-negotiable and non-transferable promissory note issued by Purchaser and Parent to the Company in the aggregate principal amount of $121,292,535, bearing interest at 3% per annum, with principal and interest due one year after the purchase of the Top-Up Shares, prepayable without premium or penalty. The Top-Up Shares brought Purchaser’s ownership of the Company’s common stock, when combined with the Shares acquired by Purchaser in the Offer (as defined in Item 5.01 below), to more than 90% of the Shares outstanding after such purchase. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced a cash tender offer on April 11, 2012 to acquire all of the Company’s Shares for a purchase price (the “Offer Price”) of $1.75 per share in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 11, 2012, as amended and supplemented (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended and supplemented, constitute the “Offer”). Parent is controlled by H.I.G. Capital, LLC (“H.I.G.”).

Following the initial expiration of the Offer on May 9, 2012 at 5:00 p.m., New York City Time, Purchaser accepted (such time of acceptance, the “Acceptance Time”) for payment all 14,407,789 Shares (including 744,898 Shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) validly tendered and not withdrawn prior to the expiration of the Offer according to the terms and conditions of the Offer. The tendered and accepted for purchase Shares represented approximately 52.2% of the outstanding Shares of the Company.

On May 10, 2012, in accordance with the Merger Agreement, Purchaser commenced a subsequent offering period to acquire all remaining untendered Shares, which expired at 11:59 p.m., New York City Time, on May 14, 2012 (the “Subsequent Offer Expiration Time”). Following the Subsequent Offer Expiration Time, Purchaser accepted, to the extent it had not already done so, all 17,972,755 Shares that had been validly tendered and not validly withdrawn during the initial offering period and the subsequent offering period.

On May 15, 2012, Purchaser paid for the Shares accepted for payment during the initial offering period and the subsequent offering period and upon payment for the Shares, a change of control occurred. Later that day, pursuant to the terms and conditions of the Merger Agreement, following the exercise of the “top-up option” as described in Item 3.02, Purchaser was merged with and into the Company in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of the Company. In connection with the Merger, each outstanding Share not tendered in the Offer (other than (i) Shares then owned by Parent, Purchaser, the Company or any of their respective direct or indirect subsidiaries and (ii) Shares that are held by any stockholders who are entitled to and properly demand appraisal in connection with the Merger) was converted into the right to receive the Offer Price. Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly-owned subsidiary of Parent.

The total amount of the consideration payable in connection with the change of control transaction was approximately $48 million. The funds used to consummate the Offer and the Merger were a combination of equity contributions from affiliates of H.I.G. and loans from the Bank of Montreal.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company. In addition, the Merger Agreement includes provisions relating to the election of directors to the Board of Directors of the Company (the “Board”).

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on March 26, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, on May 15, 2012, each of Alec Dreyer, David Kuzma, James Moore, Jr., Rudolf Hoefling, John McCarter, R. Blake Young, Joseph O’Donnell, Nora Brownell, A. Laurence Jones and John Rego voluntarily resigned from the Board and from all Board committees on which such directors served, and Brian Schwartz, Fraser Preston and Joseph Zulli, the directors of Purchaser immediately prior to the effective time of the Merger, became the directors of the Company. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Information about Mr. Schwartz, Mr. Preston and Mr. Zulli was previously disclosed in the Information Statement comprising Annex I to the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on April 12, 2012 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company was amended and restated (the “Amended and Restated Charter”) to be in the form of Purchaser’s certificate of incorporation immediately prior to the effective time of the Merger, except that the name of the Company remained “Comverge, Inc.” In addition, immediately following the effective time of the Merger, the bylaws of the Company were amended and restated (the “Amended and Restated Bylaws”) to be substantially in the form of Purchaser’s bylaws in effect immediately prior to the effective time of the Merger.

Copies of the Amended and Restated Charter and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 8.01 Other Events.

On May 16, 2012, the Company and H.I.G. issued a joint press release announcing the expiration of the subsequent offering period, the exercise of the Top-Up Option, and the completion of the Merger attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Comverge, Inc.
3.2	Amended and Restated Bylaws of Comverge, Inc.
99.1	Joint Press Release issued by H.I.G. Capital, LLC and Comverge, Inc., dated May 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERGE, INC.

Date: May 18, 2012	By:	/s/ R. Blake Young
	Name:	R. Blake Young
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibi No.	Description
3.1	Amended and Restated Certificate of Incorporation of Comverge, Inc.
3.2	Amended and Restated Bylaws of Comverge, Inc.
99.1	Joint Press Release issued by H.I.G. Capital, LLC and Comverge, Inc., dated May 16, 2012.